Exhibit 99.1

INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2018

DALLAS - April 18, 2018 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2018.

“We begin 2018 with strong operating results and continued traditional LHI growth, with the expected first quarter seasonal contraction in the mortgage finance business," said Keith Cargill, CEO. "We remain focused on gaining efficiencies and improving client experience, positioning us for long-term success."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 2% on a linked quarter basis, growing 18% from the first quarter of 2017.

•	Total mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans, decreased 9% on a linked quarter basis and increased 36% from the first quarter of 2017.

•	Demand deposits decreased 5% and total deposits decreased 2% on a linked quarter basis, increasing 4% and 13%, respectively, from the first quarter of 2017.

•	Net income increased 61% on a linked quarter basis and increased 69% from the first quarter of 2017.

•	EPS increased 64% on a linked quarter basis and increased 73% from the first quarter of 2017.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2018	Q1 2017	% Change
QUARTERLY OPERATING RESULTS
Net income	$71,945	$42,542	69%
Net income available to common stockholders	$69,507	$40,104	73%
Diluted EPS	$1.38	$0.80	73%
Diluted shares	50,353	50,234	—%
ROA	1.22%	0.83%
ROE	13.39%	8.60%

BALANCE SHEET
Loans held for sale (LHS), MCA	$1,088,565	$884,647	23%
LHI, mortgage finance	4,689,938	3,371,598	39%
LHI	15,741,772	13,298,918	18%
Total LHI	20,431,710	16,670,516	23%
Total loans	21,520,275	17,555,163	23%
Total assets	24,449,147	20,864,874	17%
Demand deposits	7,413,340	7,094,696	4%
Total deposits	18,764,533	16,605,380	13%
Stockholders’ equity	2,273,429	2,050,442	11%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $71.9 million and net income available to common stockholders of $69.5 million for the quarter ended March 31, 2018 compared to net income of $42.5 million and net income available to common stockholders of $40.1 million for the same period in 2017. On a fully diluted basis, earnings per common share were $1.38 for the quarter ended March 31, 2018 compared to $0.80 for the same period of 2017. The increase reflects a $29.4 million year-over-year increase in net income caused by an improvement in operating results for the first quarter of 2018 compared to the first quarter of 2017, as well as a decline in income tax rates as a result of the Tax Cuts and Jobs Act ("Tax Act") which became effective on January 1, 2018.

Return on average common equity (“ROE”) was 13.39 percent and return on average assets (“ROA”) was 1.22 percent for the first quarter of 2018, compared to 8.18 percent and 0.71 percent, respectively, for the fourth quarter of 2017 and 8.60 percent and 0.83 percent, respectively, for the first quarter of 2017. The linked quarter increases in ROE and ROA resulted primarily from the deferred tax asset re-measurement that was included in the fourth quarter 2017 income tax expense as well as a decrease in income tax expense caused by a decline in income tax rates as a result of the Tax Act. ROA also benefited from more effective utilization of liquidity assets as balances were deployed into higher yielding loan categories.

Net interest income was $210.3 million for the first quarter of 2018, compared to $210.6 million for the fourth quarter of 2017 and $163.4 million for the first quarter of 2017. Net interest income was flat on a linked quarter basis with seasonally lower mortgage finance loan balances as well as the decrease in day count for the first quarter, partially offset by the growth in the traditional LHI portfolio. The year-over-year increase in net interest income is due primarily to the increase in total LHI, improved earning asset composition and the effect of increases in interest rates on loan yields attributable to our asset-sensitive balance sheet. Net interest margin for the first quarter of 2018 was 3.71 percent, an increase of 24 basis points from the fourth quarter of 2017 and an increase of 42 basis points from the first quarter of 2017. We experienced significant improvement in traditional LHI yields, reporting a 25 basis point increase for the first quarter of 2018 compared to the fourth quarter of 2017 and a 61 basis point increase compared to the first quarter of 2017. In contrast, total cost of deposits for the first quarter of 2018 was up only 13 basis points to 0.66 percent compared to 0.53 percent for the fourth quarter of 2017, and was up 34 basis points from 0.32 percent for the first quarter of 2017.

Average LHI, excluding mortgage finance loans, for the first quarter of 2018 were $15.4 billion, an increase of $415.3 million, or 3 percent, from the fourth quarter of 2017 and an increase of $2.4 billion, or 19 percent, from the first quarter of 2017. Average total mortgage finance loans (including Mortgage Correspondent Aggregation ("MCA")) for the first quarter of 2018 were $5.3 billion, a decrease of $960.6 million, or 15 percent, from the fourth quarter of 2017 and an increase of $1.5 billion, or 38 percent, from the first quarter of 2017. The linked-quarter decrease in total mortgages is in line with historical first quarter seasonal declines.

Average total deposits for the first quarter of 2018 decreased $1.1 billion from the fourth quarter of 2017 and increased $2.5 billion from the first quarter of 2017. Average demand deposits for the first quarter of 2018 decreased $938.1 million, or 10 percent, to $8.1 billion from $9.1 billion during the fourth quarter of 2017, but increased $600.4 million, or 8 percent, from the first quarter of 2017. The linked-quarter decrease in total average deposits and demand deposits is in line with historical first quarter seasonal declines.

We recorded a $12.0 million provision for credit losses for the first quarter of 2018 compared to $2.0 million for the fourth quarter of 2017 and $9.0 million for the first quarter of 2017. The provision for the first quarter of 2018 was driven by the consistent application of our methodology. The linked-quarter increase was primarily related to traditional LHI growth and migration in the portfolio, which included a $22.1 million increase in non-accrual loans. The total allowance for credit losses increased to 1.27 percent of LHI excluding mortgage finance loans at March 31, 2018 compared to 1.26 percent at December 31, 2017 and decreased from 1.37 percent at March 31, 2017. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced an increase in non-performing assets ("NPAs") in the first quarter of 2018 related to two commercial (non-energy) loan relationships compared to levels reported in the fourth quarter of 2017, increasing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.65 percent compared to 0.55 percent for the fourth quarter of 2017. The ratio decreased from 0.99 percent for the first quarter of 2017 primarily related to the decrease in energy non-accrual loans from $92.3 million at March 31, 2017 to $50.4 million at March 31, 2018. Net charge-offs for the first quarter of 2018 were $5.2 million compared to $964,000 for the fourth quarter of 2017 and $5.7 million for the first quarter of 2017. For the first quarter of 2018, net charge-offs related to energy loans were $5.1 million compared to $175,000 for the fourth quarter of 2017 and $7.1 million for the first quarter of 2017. For the first quarter of 2018, net charge-offs were 0.11 percent of average total LHI, compared to 0.02 percent for the fourth quarter of 2017 and 0.15 percent for the same period in 2017. At March 31, 2018, total OREO was $9.6 million compared to $11.7 million at December 31, 2017 and $18.8 million at March 31, 2017. We recorded a $2.0 million OREO valuation allowance during the first quarter of 2018, compared to a $6.1 million permanent write-down during the fourth quarter of 2017.

Non-interest income increased $2.8 million, or 17 percent, during the first quarter of 2018 compared to the same period of 2017, and increased $573,000, or 3 percent, compared to the fourth quarter of 2017. The year-over-year increase primarily related to a $3.3 million increase in servicing income during the first quarter of 2018 compared to the same period of 2017 attributable to an increase in mortgage servicing rights ("MSRs") associated with our MCA program.

Non-interest expense for the first quarter of 2018 increased $20.9 million, or 20 percent, compared to the first quarter of 2017, and decreased $6.2 million, or 5 percent, compared to the fourth quarter of 2017. The year-over-year increase is primarily related to increases in salaries and employee benefits, net occupancy, marketing and other non-interest expenses, all of which were attributable to general business growth and continued build-out. Servicing related expenses for the first quarter of 2018 increased $2.1 million compared to the first quarter of 2017 primarily due to an increase in mortgage servicing rights ("MSRs"), which are being amortized. Also contributing to the year-over-year increase in non-interest expense was a $2.0 million increase in allowance and other carrying costs for OREO resulting from the OREO valuation allowance recorded during the first quarter of 2018. The linked quarter decrease in non-interest expense is primarily related to decreases in servicing related expenses and allowance and other carrying costs for OREO. Specifically, the fourth quarter of 2017 included a $2.8 million impairment charge on MSRs and a $6.1 million OREO permanent write-down.

Stockholders’ equity increased by 11 percent from $2.1 billion at March 31, 2017 to $2.3 billion at March 31, 2018, due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at March 31, 2018, our ratio of tangible common equity to total tangible assets was 8.6 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2017	2017	2017	2017
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$253,869	$249,519	$237,643	$208,191	$183,946
Interest expense	43,569	38,870	33,282	25,232	20,587
Net interest income	210,300	210,649	204,361	182,959	163,359
Provision for credit losses	12,000	2,000	20,000	13,000	9,000
Net interest income after provision for credit losses	198,300	208,649	184,361	169,959	154,359
Non-interest income	19,947	19,374	19,003	18,769	17,110
Non-interest expense	126,960	133,138	114,830	111,814	106,094
Income before income taxes	91,287	94,885	88,534	76,914	65,375
Income tax expense	19,342	50,143	29,850	25,819	22,833
Net income	71,945	44,742	58,684	51,095	42,542
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$69,507	$42,305	$56,246	$48,658	$40,104

Diluted EPS	$1.38	$0.84	$1.12	$0.97	$0.80
Diluted shares	50,353,497	50,311,962	50,250,866	50,229,670	50,234,230

CONSOLIDATED BALANCE SHEET DATA
Total assets	$24,449,147	$25,075,645	$24,400,998	$23,119,713	$20,864,874
LHI	15,741,772	15,366,252	14,828,406	14,280,353	13,298,918
LHI, mortgage finance	4,689,938	5,308,160	5,642,285	5,183,600	3,371,598
LHS, MCA	1,088,565	1,007,695	955,983	843,164	884,647
Liquidity assets(1)	2,296,673	2,727,581	2,357,537	2,142,658	2,804,921
Investment securities	24,929	23,511	24,224	119,043	42,203
Demand deposits	7,413,340	7,812,660	8,263,202	8,174,830	7,094,696
Total deposits	18,764,533	19,123,180	19,081,257	17,292,223	16,605,380
Other borrowings	2,835,540	3,165,040	2,583,496	3,162,224	1,641,834
Subordinated notes	281,496	281,406	281,315	281,225	281,134
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,273,429	2,202,721	2,158,363	2,100,553	2,050,442

End of period shares outstanding	49,669,774	49,643,344	49,621,825	49,595,252	49,560,100
Book value	$42.75	$41.35	$40.47	$39.33	$38.35
Tangible book value(2)	$42.37	$40.97	$40.09	$38.94	$37.95

SELECTED FINANCIAL RATIOS
Net interest margin	3.71%	3.47%	3.59%	3.57%	3.29%
Return on average assets	1.22%	0.71%	0.99%	0.96%	0.83%
Return on average common equity	13.39%	8.18%	11.20%	10.08%	8.60%
Non-interest income to average earning assets	0.35%	0.32%	0.33%	0.36%	0.34%
Efficiency ratio(3)	55.1%	57.9%	51.4%	55.4%	58.8%
Efficiency ratio, excluding OREO write-down(3)	54.3%	55.2%	51.4%	55.4%	58.8%
Non-interest expense to average earning assets	2.23%	2.17%	2.00%	2.17%	2.12%
Tangible common equity to total tangible assets(4)	8.6%	8.1%	8.2%	8.4%	9.0%
Common Equity Tier 1	8.8%	8.5%	8.4%	8.6%	9.6%
Tier 1 capital	9.9%	9.5%	9.4%	9.8%	10.9%
Total capital	11.9%	11.5%	11.4%	11.8%	13.3%
Leverage	9.9%	9.2%	9.6%	10.3%	10.3%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2018	March 31, 2017	% Change
Assets
Cash and due from banks	$154,497	$116,013	33%
Interest-bearing deposits in other banks	2,271,673	2,779,921	(18)%
Federal funds sold and securities purchased under resale agreements	25,000	25,000	—%
Investment securities	24,929	42,203	(41)%
LHS, at fair value	1,088,565	884,647	23%
LHI, mortgage finance	4,689,938	3,371,598	39%
LHI (net of unearned income)	15,741,772	13,298,918	18%
Less: Allowance for loan losses	190,898	172,013	11%
LHI, net	20,240,812	16,498,503	23%
Mortgage servicing rights, net	76,561	45,526	68%
Premises and equipment, net	27,564	20,831	32%
Accrued interest receivable and other assets	520,624	432,835	20%
Goodwill and intangibles, net	18,922	19,395	(2)%
Total assets	$24,449,147	$20,864,874	17%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,413,340	$7,094,696	4%
Interest bearing	11,351,193	9,510,684	19%
Total deposits	18,764,533	16,605,380	13%

Accrued interest payable	5,174	3,293	57%
Other liabilities	175,569	169,385	4%
Federal funds purchased and repurchase agreements	535,540	141,834	278%
Other borrowings	2,300,000	1,500,000	53%
Subordinated notes, net	281,496	281,134	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	22,175,718	18,814,432	18%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2018 and 2017	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 49,670,191 and 49,560,517 at March 31, 2018 and 2017, respectively	497	496	—%
Additional paid-in capital	962,553	956,246	1%
Retained earnings	1,159,925	943,291	23%
Treasury stock (shares at cost: 417 at March 31, 2018 and 2017)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	462	417	11%
Total stockholders’ equity	2,273,429	2,050,442	11%
Total liabilities and stockholders’ equity	$24,449,147	$20,864,874	17%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31
	2018	2017
Interest income
Interest and fees on loans	$243,864	$176,624
Investment securities	206	225
Federal funds sold and securities purchased under resale agreements	1,045	530
Interest-bearing deposits in other banks	8,754	6,567
Total interest income	253,869	183,946
Interest expense
Deposits	31,702	13,293
Federal funds purchased	969	252
Other borrowings	5,680	2,021
Subordinated notes	4,191	4,191
Trust preferred subordinated debentures	1,027	830
Total interest expense	43,569	20,587
Net interest income	210,300	163,359
Provision for credit losses	12,000	9,000
Net interest income after provision for credit losses	198,300	154,359
Non-interest income
Service charges on deposit accounts	3,137	3,045
Wealth management and trust fee income	1,924	1,357
Bank owned life insurance (BOLI) income	659	466
Brokered loan fees	5,168	5,678
Servicing income	5,492	2,201
Swap fees	1,562	1,803
Other	2,005	2,560
Total non-interest income	19,947	17,110
Non-interest expense
Salaries and employee benefits	72,537	63,003
Net occupancy expense	7,234	6,111
Marketing	8,677	4,950
Legal and professional	7,530	7,453
Communications and technology	6,633	6,506
FDIC insurance assessment	6,103	5,994
Servicing related expenses	3,805	1,750
Allowance and other carrying costs for OREO	2,155	139
Other	12,286	10,188
Total non-interest expense	126,960	106,094
Income before income taxes	91,287	65,375
Income tax expense	19,342	22,833
Net income	71,945	42,542
Preferred stock dividends	2,438	2,438
Net income available to common stockholders	$69,507	$40,104

Basic earnings per common share	$1.40	$0.81
Diluted earnings per common share	$1.38	$0.80

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2017	2017	2017	2017
Allowance for loan losses:
Beginning balance	$184,655	$182,929	$174,225	$172,013	$168,126
Loans charged-off:
Commercial	5,667	1,999	10,603	12,310	9,233
Real estate	—	—	250	40	—
Construction	—	—	59	—	—
Consumer	—	—	—	180	—
Total charge-offs	5,667	1,999	10,912	12,530	9,233
Recoveries:
Commercial	360	1,019	132	61	3,381
Real estate	24	1	21	3	50
Construction	—	—	3	—	101
Consumer	59	14	15	36	5
Leases	19	1	1	—	8
Total recoveries	462	1,035	172	100	3,545
Net charge-offs	5,205	964	10,740	12,430	5,688
Provision for loan losses	11,448	2,690	19,444	14,642	9,575
Ending balance	$190,898	$184,655	$182,929	$174,225	$172,013

Allowance for off-balance sheet credit losses:
Beginning balance	$9,071	$9,761	$9,205	$10,847	$11,422
Provision for off-balance sheet credit losses	552	(690)	556	(1,642)	(575)
Ending balance	$9,623	$9,071	$9,761	$9,205	$10,847

Total allowance for credit losses	$200,521	$193,726	$192,690	$183,430	$182,860

Total provision for credit losses	$12,000	$2,000	$20,000	$13,000	$9,000

Allowance for loan losses to LHI	0.93%	0.89%	0.89%	0.90%	1.03%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.21%	1.20%	1.23%	1.22%	1.29%
Allowance for loan losses to average LHI	0.98%	0.92%	0.95%	0.99%	1.09%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.27%	1.23%	1.27%	1.27%	1.33%
Net charge-offs to average LHI(1)	0.11%	0.02%	0.22%	0.28%	0.15%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.14%	0.03%	0.30%	0.36%	0.18%
Net charge-offs to average LHI for last twelve months(1)	0.15%	0.16%	0.29%	0.27%	0.28%
Net charge-offs to average LHI excluding mortgage finance loans for last twelve months(1)(2)	0.20%	0.21%	0.37%	0.36%	0.36%
Total provision for credit losses to average LHI(1)	0.25%	0.04%	0.41%	0.30%	0.23%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.32%	0.05%	0.55%	0.38%	0.28%
Total allowance for credit losses to LHI	0.98%	0.94%	0.94%	0.94%	1.10%
Total allowance for credit losses to LHI excluding mortgage finance loans(1)	1.27%	1.26%	1.30%	1.28%	1.37%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2017	2017	2017	2017

Non-accrual loans	$123,542	$101,444	$118,205	$123,730	$146,549
Other real estate owned (OREO)(2)	9,558	11,742	18,131	18,689	18,833
Total LHI NPAs	$133,100	$113,186	$136,336	$142,419	$165,382

Non-accrual loans to LHI	0.60%	0.49%	0.58%	0.64%	0.88%
Non-accrual loans to LHI excluding mortgage finance loans(1)	0.78%	0.66%	0.80%	0.87%	1.10%
Total NPAs to LHI plus OREO	0.65%	0.55%	0.67%	0.73%	0.99%
Total NPAs to LHI excluding mortgage finance loans plus OREO(1)	0.85%	0.74%	0.92%	1.00%	1.24%
Total NPAs to earning assets	0.56%	0.47%	0.58%	0.64%	0.82%
Allowance for loan losses to non-accrual loans	1.5x	1.8x	1.5x	1.4x	1.2x

Restructured loans - accruing	$—	$—	$—	$—	$—
Loans past due 90 days and still accruing(3)	$13,563	$8,429	$8,892	$11,077	$8,799

Loans past due 90 days to LHI	0.07%	0.14%	0.04%	0.06%	0.05%
Loans past due 90 days to LHI excluding mortgage finance loans(1)	0.09%	0.18%	0.06%	0.08%	0.07%

LHS past due 90 days and still accruing(4)	$35,226	$19,737	$—	$—	$—

(1)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(2)	At March 31, 2018, there was a $2.0 million valuation allowance recorded against the OREO balance.

(3)
At March 31, 2018, loans past due 90 days and still accruing includes premium finance loans of $4.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(4)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on the balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2017	2017	2017	2017
Interest income
Interest and fees on loans	$243,864	$238,906	$229,116	$201,646	$176,624
Investment securities	206	213	341	287	225
Federal funds sold and securities purchased under resale agreements	1,045	936	642	434	530
Interest-bearing deposits in other banks	8,754	9,464	7,544	5,824	6,567
Total interest income	253,869	249,519	237,643	208,191	183,946
Interest expense
Deposits	31,702	27,625	22,435	16,533	13,293
Federal funds purchased	969	723	891	726	252
Other borrowings	5,680	5,380	4,835	2,901	2,021
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,027	951	930	881	830
Total interest expense	43,569	38,870	33,282	25,232	20,587
Net interest income	210,300	210,649	204,361	182,959	163,359
Provision for credit losses	12,000	2,000	20,000	13,000	9,000
Net interest income after provision for credit losses	198,300	208,649	184,361	169,959	154,359
Non-interest income
Service charges on deposit accounts	3,137	3,109	3,211	3,067	3,045
Wealth management and trust fee income	1,924	1,767	1,627	1,402	1,357
Bank owned life insurance (BOLI) income	659	698	615	481	466
Brokered loan fees	5,168	5,692	6,152	5,809	5,678
Servicing income	5,492	5,270	4,486	3,700	2,201
Swap fees	1,562	586	647	954	1,803
Other	2,005	2,252	2,265	3,356	2,560
Total non-interest income	19,947	19,374	19,003	18,769	17,110
Non-interest expense
Salaries and employee benefits	72,537	70,192	67,882	63,154	63,003
Net occupancy expense	7,234	6,749	6,436	6,515	6,111
Marketing	8,677	8,438	7,242	6,157	4,950
Legal and professional	7,530	8,756	6,395	7,127	7,453
Communications and technology	6,633	6,590	6,002	11,906	6,506
FDIC insurance assessment	6,103	6,710	6,203	4,603	5,994
Servicing related expenses	3,805	7,177	3,897	2,682	1,750
Allowance and other carrying costs for OREO	2,155	6,122	105	71	139
Other	12,286	12,404	10,668	9,599	10,188
Total non-interest expense	126,960	133,138	114,830	111,814	106,094
Income before income taxes	91,287	94,885	88,534	76,914	65,375
Income tax expense	19,342	50,143	29,850	25,819	22,833
Net income	71,945	44,742	58,684	51,095	42,542
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$69,507	$42,305	$56,246	$48,658	$40,104

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	1st Quarter 2018			4th Quarter 2017			3rd Quarter 2017			2nd Quarter 2017			1st Quarter 2017
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$23,854	$206	3.50%	$23,678	$213	3.57%	$86,087	$340	1.57%	$65,049	$287	1.77%	$31,905	$224	2.84%
Investment securities - Non-taxable(2)	—	—	—%	—	—	—%	—	—	—%	—	—	—%	224	3	4.85%
Federal funds sold and securities purchased under resale agreements	261,641	1,045	1.62%	292,544	936	1.27%	205,938	642	1.24%	174,264	434	1.00%	276,910	530	0.78%
Interest-bearing deposits in other banks	2,302,938	8,754	1.54%	2,924,942	9,464	1.28%	2,383,060	7,544	1.26%	2,250,330	5,824	1.04%	3,312,256	6,567	0.80%
LHS, at fair value	1,187,594	12,535	4.28%	1,144,124	11,507	3.99%	1,009,703	9,882	3.88%	845,623	8,235	3.91%	1,064,322	9,535	3.63%
LHI, mortgage finance loans	4,097,995	37,362	3.70%	5,102,107	44,477	3.46%	4,847,530	42,294	3.46%	3,805,831	33,399	3.52%	2,757,566	23,105	3.40%
LHI(1)(2)	15,425,323	195,333	5.14%	15,010,041	185,039	4.89%	14,427,980	178,839	4.92%	13,718,739	161,369	4.72%	12,980,544	145,018	4.53%
Less allowance for loan losses	184,238	—	—	183,233	—	—	172,774	—	—	170,957	—	—	169,318	—	—
LHI, net of allowance	19,339,080	232,695	4.88%	19,928,915	229,516	4.57%	19,102,736	221,133	4.59%	17,353,613	194,768	4.50%	15,568,792	168,123	4.38%
Total earning assets	23,115,107	255,235	4.48%	24,314,203	251,636	4.11%	22,787,524	239,541	4.17%	20,688,879	209,548	4.06%	20,254,409	184,982	3.70%
Cash and other assets	797,506			766,622			713,778			632,097			606,762
Total assets	$23,912,613			$25,080,825			$23,501,302			$21,320,976			$20,861,171
Liabilities and Stockholders’ Equity
Transaction deposits	$2,792,954	$8,651	1.26%	$2,469,984	$5,845	0.94%	$2,145,324	$4,359	0.81%	$2,008,872	$2,893	0.58%	$2,008,401	$2,193	0.44%
Savings deposits	7,982,256	21,958	1.12%	8,403,473	20,655	0.98%	7,618,843	17,152	0.89%	6,952,317	12,940	0.75%	6,989,748	10,483	0.61%
Time deposits	506,375	1,093	0.88%	533,312	1,125	0.84%	496,076	924	0.74%	455,542	700	0.62%	427,770	617	0.59%
Total interest bearing deposits	11,281,585	31,702	1.14%	11,406,769	27,625	0.96%	10,260,243	22,435	0.87%	9,416,731	16,533	0.70%	9,425,919	13,293	0.57%
Other borrowings	1,721,914	6,649	1.57%	1,852,750	6,103	1.31%	1,821,837	5,726	1.25%	1,456,737	3,627	1.00%	1,333,685	2,273	0.69%
Subordinated notes	281,437	4,191	6.04%	281,348	4,191	5.91%	281,256	4,191	5.91%	281,167	4,191	5.98%	281,076	4,191	6.05%
Trust preferred subordinated debentures	113,406	1,027	3.67%	113,406	951	3.33%	113,406	930	3.25%	113,406	881	3.12%	113,406	830	2.97%
Total interest bearing liabilities	13,398,342	43,569	1.32%	13,654,273	38,870	1.13%	12,476,742	33,282	1.06%	11,268,041	25,232	0.90%	11,154,086	20,587	0.75%
Demand deposits	8,147,721			9,085,819			8,764,263			7,863,402			7,547,338
Other liabilities	110,698			138,050			116,998			102,653			117,877
Stockholders’ equity	2,255,852			2,202,683			2,143,299			2,086,880			2,041,870
Total liabilities and stockholders’ equity	$23,912,613			$25,080,825			$23,501,302			$21,320,976			$20,861,171
Net interest income(2)		$211,666			$212,766			$206,259			$184,316			$164,395
Net interest margin			3.71%			3.47%			3.59%			3.57%			3.29%

(1)	The loan averages include non-accrual loans and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.